UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2014

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 Cumberland Boulevard, Suite 1150, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

(Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

As of August 1, 2014, Preferred Apartment Communities Operating Partnership, L.P. ("PAC-OP"), entered into a Purchase and Sale Agreement (the "Fund VI Purchase Agreement") with U.S. Retail Income Fund VI, Limited Partnership ("Fund VI") to acquire a fee simple interest in a grocery-anchored necessity retail shopping center on approximately 8.6 acres in Tampa, Florida ("Barclay"), a fee simple interest in a grocery-anchored necessity retail shopping center on approximately 8.5 acres in Miami, Florida ("Doral") and a fee simple interest in a grocery-anchored necessity retail shopping center on approximately 8.6 acres in Charleston, South Carolina ("Sweetgrass") for an aggregate purchase price of approximately $53.6 million, exclusive of acquisition-related and financing-related transaction costs and a Purchase and Sale Agreement (the "Fund VII Purchase Agreement", and collectively with the Fund VI Purchase Agreement, the "Purchase Agreements") with U.S. Retail Income Fund VII, Limited Partnership ("Fund VII", and together with Fund VI, collectively "Sellers") to acquire a fee simple interest in a grocery-anchored necessity retail shopping center on approximately 11.1 acres in Deltona, Florida near Orlando, Florida ("Deltona"), a fee simple interest in a grocery-anchored necessity retail shopping center on approximately 12.7 acres in Houston, Texas ("Kingwood"), a fee simple interest in a grocery-anchored necessity retail shopping center on approximately 8.4 acres in Columbus, Georgia ("Parkway") and a fee simple interest in a grocery-anchored necessity retail shopping center on approximately 12.0 acres in Atlanta, Georgia ("Powder Springs" and together with Barclay, Doral, Sweetgrass, Deltona, Kingwood and Parkway, each an "Acquired Property" and collectively, the "Acquired Properties") for an aggregate purchase price of approximately $46.8 million, exclusive of acquisition-related and financing-related transaction costs.

PAC-OP intends to assign the right to purchase each of the Acquired Properties to a separate, to-be-formed, indirect, wholly owned subsidiary of Purchaser for each Acquired Property. Preferred Apartment Communities, Inc. (the "Company") is the general partner of, and owner of an approximate 99% interest in, PAC-OP. In connection with the purchase of the Acquired Properties, Preferred Apartment Advisors, LLC, a Delaware limited liability company ("PAA"), an affiliate of the Company, will receive an acquisition fee equal to 1% of the aggregate purchase price, including closing costs, of the Acquired Properties, or approximately $1.1 million.

Barclay

Barclay contains approximately 55,000 rentable square feet and is 100% leased to eleven tenants. One tenant, Publix Super Markets, Inc. ("Publix"), represents approximately 68.9% of the rentable square feet and 50.6% of the annualized rental income of the property. The lease to Publix contains approximately 37,900 rentable square feet, commenced in January 1998, has a 20-year term and expires in February 2018. The lease contains four renewal options of five years each. The lease contains no rental escalations during the initial term or any of the renewal options. The lease is net whereby the tenant is required to pay its pro rata share of common area maintenance, insurance and real estate taxes subject to certain exceptions and with a cap on common area maintenance increases of no more than 5% per year. The annualized base rental income for the initial lease term is approximately $0.33 million.

There are currently six other shopping centers in the area that we believe are primarily competitive with Barclay and another four shopping centers that we believe are secondarily competitive with Barclay.

Property taxes paid on Barclay for 2013 were approximately $68,900. Barclay was subject to a 2013 tax rate of approximately 1.8% of its assessed value of approximately $3.8 million.

Doral

Doral contains approximately 75,000 rentable square feet and is 100% leased to twenty three tenants. One tenant, Publix, represents approximately 50.3% of the rentable square feet and 27.9% of the annualized rental income of the property. The lease to Publix contains approximately 37,900 rentable square feet, commenced in July 1999, has a 20-year term and expires in July 2019. The lease contains six renewal options of five years each. The lease contains no rental escalations during the initial term or any of the renewal options. The lease is net whereby the tenant is required to pay its pro rata share of common area maintenance, insurance and real estate taxes subject to certain exceptions. The annualized base rental income for the initial lease term is approximately $0.41 million.

There are currently six other shopping centers in the area that we believe are primarily competitive with Doral. Property taxes paid on Doral for 2013 were approximately $182,500, which includes a 4% discount for early payment. Doral was subject to a 2013 tax rate of approximately 1.8% of its assessed value of approximately $9.9 million.

Sweetgrass

Sweetgrass contains approximately 89,100 rentable square feet and is 100% leased to fourteen tenants. One tenant, Bi-Lo, LLC ("Bi-Lo"), represents approximately 67.1% of the rentable square feet and 53.31% of the annualized rental income of the property. The lease to Bi-Lo contains approximately 59,800 rentable square feet, commenced in February 1999, has a 20-year term and expires in January 2019. The lease contains six renewal options of five years each. The lease contains no rental escalations during the initial term or any of the renewal options. The lease is net whereby the tenant is required to pay its pro rata share of common area maintenance, insurance and real estate taxes subject to certain exceptions. The annualized base rental income for the initial lease term is approximately $0.65 million.

There are currently nine other shopping centers and grocery stores in the area that we believe are primarily competitive with Sweetgrass. Property taxes paid on Sweetgrass for 2013 were approximately $161,900. Sweetgrass was subject to a 2013 tax rate of approximately 20.9% of its assessed value of approximately $0.78 million. We do not currently plan to make any capital improvements to the property.

Deltona

Deltona contains approximately 60,000 rentable square feet and is 95.5% leased to eleven tenants. One tenant, Publix, represents approximately 63.1% of the rentable square feet and 51.6% of the annualized rental income of the property. The lease to Publix contains approximately 37,900 rentable square feet, commenced in March 1999, has a 20-year term and expires in March 2019. The lease contains six renewal options of five years each. The lease contains no rental escalations during the initial term or any of the renewal options. The lease is net whereby the tenant is required to pay its pro rata share of common area maintenance, insurance and real estate taxes subject to certain exceptions and with a cap on common area maintenance increases of no more than 5% per year. The annualized base rental income for the initial lease term is approximately $0.34 million.

There are currently three other shopping centers in the area that we believe are primarily competitive with Deltona and another three shopping centers that we believe are secondarily competitive with Deltona. Property taxes paid on Deltona for 2013 were approximately $80,900. Deltona was subject to a 2013 tax rate of approximately 2.6% of its assessed value of approximately $3.1 million.

Kingwood

Kingwood contains approximately 103,400 rentable square feet and is 100% leased to eleven tenants. Two tenants, The Kroger Co. (NYSE: KR) ("Kroger") and Texas Children's Hospital ("TCH"), represent approximately 76.9% of the rentable square feet and 60.6% of the annualized rental income of the property.

The lease to Kroger contains approximately 61,900 rentable square feet, commenced in May 2000, has a 20-year term and expires in May 2020. The lease contains six renewal options of five years each. The lease contains no rental escalations during the initial term or any of the renewal options. The lease is net whereby the tenant is required to pay its pro rata share of common area maintenance, utilities and insurance subject to certain exceptions and pays its share of property taxes directly. The annualized base rental income for Kroger for the initial lease term is approximately $0.43 million.

The lease to TCH contains approximately 17,500 rentable square feet, commences in January 2015, has a 10-year term and expires in December 2024. The lease contains two renewal options of five years each. The lease contains no rental escalations during the initial term, but does increase by about 10% for each of the renewal options. The lease is net whereby the tenant is required to pay its pro rata share of common area maintenance, insurance and real estate taxes subject and a 4% rent management fee. The annualized base rental income for TCH for the initial lease term is approximately $0.28 million.

There are currently six other shopping centers in the area that we believe are primarily competitive with Kingwood. Property taxes paid on Kingwood for 2013 were approximately $300,100. Kingwood was subject to a 2013 tax rate of approximately 2.4% of its assessed value of approximately $12.6 million.

Parkway

Parkway contains approximately 53,100 rentable square feet and is 89.5% leased to eight tenants. One tenant, Publix, represents approximately 71.4% of the rentable square feet and 67.2% of the annualized rental income of the property. The lease to Publix contains approximately 37,900 rentable square feet, commenced in March 1999, has a 20-year term and expires in March 2019. The lease contains four renewal options of five years each. The lease contains no rental escalations during the initial term or any of the renewal options. The lease is net whereby the tenant is required to pay its pro rata share of common area maintenance, insurance and real estate taxes subject to certain exceptions. The annualized base rental income for the initial lease term is approximately $0.32 million.

There are currently eight other shopping centers in the area that we believe are primarily competitive with Parkway. Property taxes paid on Parkway for 2013 were approximately $60,600. Parkway was subject to a 2013 tax rate of approximately 4.1% of its assessed value of approximately $1.5 million.

Powder Springs

Powder Springs contains approximately 77,900 rentable square feet and is 87.7% leased to fourteen tenants. One tenant, Publix, represents approximately 56.9% of the rentable square feet and 53.4% of the annualized rental income of the property. The lease to Publix contains approximately 44,300 rentable square feet, commenced in May 1999, has a 20-year term and expires in May 2019. The lease contains six renewal options of five years each. The lease contains no rental escalations during the initial term or any of the renewal options. The lease is net whereby the tenant is required to pay its pro rata share of common area maintenance, insurance and real estate taxes subject to certain exceptions. The annualized base rental income for the initial lease term is approximately $0.42 million.

There are currently four other shopping centers in the area that we believe are primarily competitive with Powder Springs. Property taxes paid on Powder Springs for 2013 were approximately $60,600. Powder Springs was subject to a 2013 tax rate of approximately 4.1% of its assessed value of approximately $1.5 million.

General

The historical occupancy rate (determined by the total rentable square fee actually occupied at the specified point in time indicated) for each of the Acquired Properties for the last five years is as follows:

	Barclay	Sweetgrass	Doral	Deltona	Parkway	Powder Springs	Kingwood
At December 31, 2013	100%	94.6%	100%	95.5%	95.1%	87.7%	88.1%
At December 31, 2012	100%	90.2%	100%	92.2%	92.5%	85.4%	90.4%
At December 31, 2011	97.8%	93.4%	100%	92.2%	95.1%	84.0%	88.7%
At December 31, 2010	100%	98.2%	100%	96.1%	95.1%	85.4%	86,6%
At December 31, 2009	95.6%	95.2%	97.5%	96.1%	92.8%	90.8%	91.9%

The average historical effective net annual rental rate per square foot (determined by taking total rent, including common area maintenance, taxes and insurance, divided by rentable square footage) at each of the Acquired Properties is as follows:

	Barclay	Sweetgrass	Doral	Deltona	Parkway	Powder Springs	Kingwood
At December 31, 2013	$15.66	$15.10	$26.82	$14.24	$12.20	$13.87	$13.36
At December 31, 2012	$15.99	$15.65	$26.05	$14.61	$11.80	$13.74	$13.30
At December 31, 2011	$14.62	$16.67	$24.27	$13.95	$11.65	$13.51	$12.75
At December 31, 2010	$14.86	$18.15	$23.75	$15.92	$12.08	$14.44	$11.97
At December 31, 2009	$14.31	$18.46	$23.98	$15.93	$12.37	$15.46	$13.90

We currently plan to make approximately $1.3 million in aggregate capital improvements to the Acquired Properties within the first two years of ownership and intend to put in place a more definitive plan for capital improvements closer to the closing date for the acquisitions. The Company currently anticipates there will be increases to the property taxes for 2014 and future years due to increased assessments that may occur in the future.

We expect that the initial basis in each of the Acquired Properties for federal income tax purposes will be equal to the purchase price allocated to each Acquired Property based on the third party appraisals to be performed prior to completing the acquisitions. We plan to depreciate each of the Acquired Properties for federal income tax purposes on a straight-line basis using an estimated useful life of 27.5 years. Upon our acquisition, we believe that each of the Acquired Properties will be adequately insured.

The material terms of the Purchase Agreements provide for: (i) an examination period that expired on August 1, 2014; (ii) an aggregate earnest money deposit of $1.75 million ($750,000 for the Fund VI Purchase Agreement and $1.0 million for the Fund VII Purchase Agreement) due within one business day of executing the Purchase Agreements (the "Initial Deposit"); (iii) an additional earnest money deposit of an aggregate of $1.75 million ($750,000 for the Fund VI Purchase Agreement and $1.0 million for the Fund VII Purchase Agreement) due within one business day of the expiration of the examination period; and (v) a closing date anticipated to occur on or before September 15, 2014, subject to the satisfaction of customary conditions to closing by the parties, unless the parties mutually agree otherwise. The Purchase Agreements also contain additional covenants, representations and warranties that are customary of real estate purchase and sale agreements. Although the Company believes these acquisitions are probable, there can be no assurance that the acquisitions will be consummated.

The Company expects to fund the acquisition of the Acquired Properties with planned debt financing for each Acquired Community and a combination of the following: (i) cash on hand; (ii) borrowings under the Company's senior secured credit facility with KeyBank National Association; (iii) bridge-debt financing; (iv) net proceeds from additional issuances of our securities; and (v) net proceeds from refinancing certain of our existing assets.

We currently are seeking quotes and applications from a variety of lenders to provide a non-recourse first mortgage loan on each of the Acquired Properties (the "New Loans") at approximately 65% of the purchase price, or approximately an aggregate of $65 million for all of the Acquired Properties. We expect each of the New Loans will be non-recourse to the borrower, will mature in five to seven years, and will bear interest at a fixed rate of approximately 1.7% over the interest rate on the 5 or 7-Year United States Treasury security. We expect each of the New Loans will amortize over a 30-year term for the stated term of the New Loans. We expect each New Loan will only be secured by its respective Acquired Property and there will be no loan guaranties by the Company or PAC-OP.

After completing applications and upon our receipt of commitment letters for the New Loans, we will review the final terms and conditions of the New Loans to ensure they meet our needs. Assuming the New Loans meet our needs, we would then enter into rate lock agreements which will determine the final structure and cost of our financing. The terms and conditions we have described for the New Loans are based on the terms and conditions quoted by lenders we have approached and remain our good faith estimate of the expected material terms and conditions of the New Loans until we submit our applications and receive final commitment letters; however, the interest rate indexes contained in the quotes move daily and will impact the cost of our financing.

The foregoing description of the Purchase Agreements is qualified in its entirety by reference to the Purchase Agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Forward-Looking Statements
This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward-looking terminology such as "may," "will," "expects," "should," "plans," "estimates," "anticipates," "projects," "intends," "believes," "outlook" and similar expressions.
The forward-looking statements contained in this Current Report on Form 8-K are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information is inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: our business and investment strategy; our projected operating results; estimates relating to our ability to make distributions to our stockholders in the future; availability of qualified personnel; local and national market conditions and trends in our industry; demand for and lease-up of apartment homes, supply of competitive housing product, and other economic conditions; availability of debt and/or equity financing and availability on favorable terms; changes in our asset values; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and economic trends and economic recoveries.
Additional discussions of risks, uncertainties and certain other important information appear in our publicly available filings made and to be made with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which we intend to file later this month, our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 17, 2014 and our Quarterly Report on Form 10-Q filed with the SEC on May 12, 2014, all under the headings "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations." All information in this Current Report on Form 8-K is as of the date of such report. The Company does not undertake a duty to update forward-looking statements, including its projected operating results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community.

Item 7.01    Regulation FD Disclosure

The Company issued a press release on August 4, 2014, a copy of which is furnished as Exhibit 99.1 hereto.

This information, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. This information, including the exhibits, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any of those filings.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Purchase and Sale Agreement between Preferred Apartment Communities Operating Partnership, L.P. and U.S. Retail Income Fund VI, Limited Partnership dated as of August 1, 2014
10.2	Purchase and Sale Agreement between Preferred Apartment Communities Operating Partnership, L.P. and U.S. Retail Income Fund VII, Limited Partnership dated as of August 1, 2014
99.1	Press Release dated August 4, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: August 4, 2014	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
General Counsel and Secretary